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                    AMENDMENT NO. 3 TO OPERATOR SERVICES AGREEMENT


    This Amendment No. 3 to that certain Operator Services Agreement, including Addendum, dated September 16, 1993 (the "Agreement") by and between U. S. Long Distance, Inc. ("USLD") and G-Five Corp. ("G-5") amends the Agreement and all previous addendums and amendments in the following respects:

1.  Section 1.1    Basic Services of the Agreement is hereby amended by adding the following sentence:

         G-5 shall have the right at any time to amend or replace its existing form of Customer Agreement so long as the Operator Services Provider services required of USLD thereunder are not modified or changed in any respect from the original version of the Customer Agreement.

2.  Section 1.2(a) of the Agreement is hereby deleted in its entirety.

3. Section 1.2(d) of the Agreement is hereby amended in its entirety to read as follows:

         USLD shall offer commission rates pertaining to Customers' telephones requiring operator services located both inside and outside of the State of California pursuant to the commission rates set forth in Exhibit "B" which is attached hereto and incorporated herein for all purposes.

4. Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

         2.1 Premises Imposed Fees. USLD and G-5 agree that all premises imposed fees ("PIF") on qualifying calls are included and made a part of the applicable rate charged on Exhibit "B." All California PIF shall be paid to G-5 or its Customers as G-5 shall direct excluding InterLATA PIF.

5. The first paragraph of Section 2.2 of the Agreement is hereby amended in its entirety to read as follows:

         2.2 Commissions. Subject to all governmental laws and governmental regulations that may be applicable thereto, including all public utility commission and federal communications tariffs, and subject to each Customer's performance of its obligations set forth in the Customer Agreement or the Telephone Agreement, USLD shall pay monthly, directly to each Customer or to G-5 as G-5 may direct by prior notice to USLD, commission amounts when required as specified in either the Customer Agreement or the Telephone Agreement, whichever is applicable. The commission amounts set forth in the Customer Agreement or the Telephone Agreement, as the case may be, shall not be changed without notice to USLD.

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    Section 2.2 b. is amended to read as follows:

         2.2 b. On all intrastate calls, 2% of the revenue generated by said calls, except that the rate applicable to California Intrastate (InterLATA) shall be 4%.

    Section 2.2 of the Agreement is hereby further amended by adding the following Section 2.2 f:

         2.2 f.    USLD shall pay to G-5 an override of an addition one (1%)
    percent commission on all revenue resulting from calls placed during the period October 1, 1995 through September 30, 1996, if, and only if, said calls for that year exceed 3.0 million in number. Likewise, USLD shall pay to G-5 a one (1%) percent override, in like manner, if the calls exceed 3.0 million in number for the next and each succeeding year during the term of the Agreement and any renewals or extensions. Override amounts shall be paid by December 1 following the period for which earned.

6. The rate tables referred to in Section 2.3 are revised, as set forth on Attachment "B" to this Amendment. G-5 shall be paid the rates specified in
Section 2.2a through f in addition to the rates set forth on Attachment "B" applicable to G-5's Customers.

7. Sections 2.4 and 2.5 of the Agreement are deleted in their entirety. The parties' agreement regarding PIF is now contained in its entirety in Section 2.1 above.

8. Section 2.6 of the Agreement is hereby deleted in its entirety. USLD assumes full financial responsibility for all unbillable and uncollectible end-user calls and for all end-user fraud, and there shall be no deductions, pre or post-billing adjustments, "true-ups" or other effect upon the commissions otherwise payable by USLD to G-5 or its Customers by reason thereof.

9. Section 2.7 of the Agreement is hereby amended in its entirety to read as follows:

         2.7 Sign-Up and Other Bonuses. Subject to the right of refund and offset as set forth in this Agreement, USLD shall pay G-5 a $100,000.00 signing fee payable as follows: $50,000.00 to be paid on November 1, 1995; and $50,000 to be paid on September 30, 1996.

10. Section 3.3 of the Agreement is hereby amended in its entirety to read as follows:

         G-5's Minimum Commitment After October 1, 1995. G-5 shall provide and maintain a minimum cumulative (i.e., running) average of 145,000 calls per month (the "Minimum Monthly Commitment") for the term of this Agreement.
    In the event G-5 fails to maintain this Minimum Monthly Commitment, USLD shall have the right to cancel this Agreement upon ninety (90) days written notice. If

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    notice of cancellation is given, the commissions otherwise payable by USLD shall continue to be paid while an orderly transition of Customer pay phones off of USLD's circuits is effected during said ninety (90)-day period; however, no override shall be paid to G-5 during such period.

11. Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

         Section 4.1 Effective Date and New Term. This Agreement shall be effective as of October 1, 1995, and shall expire on October 1, 1997.

12. Section 4.3 of the Agreement is hereby amended in its entirety to read as follows:

         4.3 Signing Fee Refund/Offset Upon Early Cancellation. In the event USLD terminates this Agreement due to G-5's failure to maintain the Minimum Monthly Commitment as required during the term of this Agreement, USLD shall have the right to make written demand and G-5 agrees to refund the $100,000.00 signing fee within thirty (30) days of such written notice. In addition, in such event, Customer grants USLD the right of offset against G-5's commissions to recover the signing fee.

13. Section 4.5 of the Agreement is hereby amended in its entirety to read as follows:

         4.5 Non-Solicitation. Neither USLD nor G-5 shall directly or indirectly solicit the other's customers with respect to any operator service project or program without the other's participation therein, and shall not directly or indirectly interfere with or discourage the continued affiliation and relationship between the other's customers during the term of their respective contractual relationships and any renewals, extensions and future replacements thereof.

14. A new Section 5.5 is hereby added to the Agreement which shall read as follows:

         5.5 Use of Services by G-5 Board Members. G-5 agrees to cause its board members to use USLD's operator services for all InterLATA and Interstate calls for the term of this Agreement.

15. A new Section 5.6 is hereby added as follows:

         5.6 Commercial Impracticability/Force Majeure. Neither party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, regulatory change or change in law, or other cause beyond that party's reasonable control, but excluding failure caused by that party's financial condition or negligence.

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         In the event of a legal or regulatory change that affects either party's ability to provide telecommunications service to G-5 Customers at a reasonable profit, the parties shall in good faith negotiate the then applicable rates, charges and commissions required under the Agreement. If the parties are unable to agree upon modifications acceptable to both of them, then either dissatisfied party shall have the right to give sixty
    (60) days' notice to the other of election to discontinue services hereunder. In the event services are so discontinued, G-5 shall refund that fraction of the $100,000.00 signing fee determined by dividing the number of days from the date of discontinuation through September 30, 1977 by 730 (730 days being the total number of days in the two (2) year term of this Amendment No. 3).

16. Any amounts required to be paid under this Agreement that are not paid by either party to the other by the dates due shall bear interest at the lesser of eighteen (18%) percent per annum or the highest amount permitted by applicable law.

17. All other terms and conditions of the Agreement are hereby ratified and confirmed in their entirety.

18. The "Addendum to Operator Services Agreement" dated the 16th day of September, 1993, as well as Amendment No. 1 dated April 30, 1994 and Amendment No. 2 dated June 28, 1995, are hereby deleted in their entirety.

    AGREED TO and ACCEPTED on this 31st day of August, 1995.


U. S. LONG DISTANCE, INC.                  G-FIVE CORPORATION


By: /S/ JOHN M. WELSH                      By: /S/ MARK A. HARLAN
    -------------------------------            -------------------------------
John M. Welsh, Vice President Sales            Mark A. Harlan, President
         Dated: 09/29/95                              Dated 9/14/95

By: /S/ LARRY M. JAMES                     By: /S/ ROBERT J. BERG
    -------------------------------            -------------------------------
    Larry M. James, President                  Robert J. Berg, Secretary
         Dated 09/29/95                               Dated 9-7-95